Exhibit 10.40
MAGNACHIP SEMICONDUCTOR LLC
NOTICE OF GRANT OF UNIT OPTION
[Non-US Participants]
The Participant has been granted an option (the “Option”) to purchase certain Common Units of MagnaChip Semiconductor LLC pursuant to the MagnaChip Semiconductor LLC 2009 Common Unit Plan (the “Plan”), as follows:

Participant:	Heungkyu Kim

Date of Grant:	December 8, 2009

Number of Option Units:	560,000, subject to adjustment as provided by the Option Agreement.

Exercise Price:	US $ 1.16

Initial Vesting Date:	The date one (1) year after the Date of Grant

Option Expiration Date:	The date ten (10) years after the Date of Grant

Local Law:	The laws, rules and regulations of [Name of Country], of which the Participant is a resident.

Vested Units:	Except as provided in the Option Agreement and provided the Participant’s Service has not terminated prior to the applicable date, the number of Vested Units (disregarding any resulting fractional Unit) as of any date is determined by multiplying the Number of Option Units by the cumulative “Vested Ratio” (not to exceed 1.0) determined as of such date as follows:

Vested Ratio
Prior to Initial Vesting Date	0.00

On Initial Vesting Date	0.34

Plus, on completion of next period of three (3) months	0.09

Plus, on completion of each of next three (3) periods of three (3) months	0.08

Plus, on completion of next period of three (3) months	0.09

Plus, on completion of each of next three (3) periods of three (3) months	0.08
By their signatures below, the Company and the Participant agree that the Option and the Units that may be acquired upon the exercise of the Option are governed by this Grant Notice, by the provisions of the Plan and the Option Agreement, and by the Operating Agreement, all of which are attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan, the Option Agreement and the Operating Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions.

MAGNACHIP SEMICONDUCTOR LLC		PARTICIPANT

By:	/s/ Sang Park	/s/ Heungkyu Kim

Signature

Its:	CEO & Chairman	Dec. 18, 2009

Date
Address:	891 Daechi-dong, Gangnam-gu Seoul, Korea 135-738

Address

ATTACHMENTS:	2009 Common Unit Plan, as amended to the Date of Grant; Option Agreement and Exercise Notice; and Operating Agreement